PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
media@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Q4 and 2008 Financial Results

Annual Revenues up 28 percent Year-over-Year

SUNNYVALE, CA. and YOKNEAM, ISRAEL – Jan. 28, 2009 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for data center servers and storage, today announced financial results for its fourth quarter and fiscal year 2008, ended Dec. 31, 2008.

Fourth Quarter and Fiscal Year Highlights

•	Revenues were $25.2 million for Q4’08 and $107.7 million in 2008

•	4th quarter gross margins were 77.5 percent and 78.3 percent in 2008

•	4th quarter net income: $8.0 million GAAP, $4.4 million non-GAAP

•	Fiscal year net income: $22.4 million GAAP, $32.2 million non-GAAP

•	4th quarter net income per diluted share: $0.24 GAAP, $0.13 non-GAAP

•	Fiscal year net income per diluted share: $0.68 GAAP, $0.92 non-GAAP

•	$10.9 million in cash provided by operating activities during the 4th quarter

•	$31.0 million in cash provided by operating activities during the year

•	$183.2 million in total cash and investments at year end

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $25.2 million, down from $29.1 million in the third quarter of 2008 and up from the $24.8 million reported in the fourth quarter of 2007. For the year ended Dec. 31, 2008, revenue was $107.7 million, an increase of 28 percent from revenue of $84.1 million reported in 2007.

Gross margins in the fourth quarter were 77.5 percent, compared with 79.1 percent in the third quarter of 2008 and 73.8 percent in the fourth quarter of 2007. Gross margins in 2008 were 78.3 percent, compared with 74.6 percent in 2007. GAAP net income in the fourth quarter was $8.0 million or $0.24 per diluted share, compared with $19.7 million or $0.60 per diluted share in the fourth quarter of 2007. GAAP net income in 2008 was $22.4 million or $0.68 per diluted share, compared with $35.6 million or $1.18 per diluted share in 2007.

On a non-GAAP basis, the company recorded fourth quarter net income of $4.4 million, or $0.13 per diluted share, compared with $9.6 million or $0.28 per diluted share in the third quarter of 2008, and $8.8 million or $0.26 per diluted share in the fourth quarter of 2007. These fourth quarter 2008 non-GAAP net income results exclude $2.0 million of share-based compensation expenses and tax benefits of $5.6 million from changes in certain deferred tax assets.

On a non-GAAP basis, the company recorded annual net income of $32.2 million, or $0.92 per diluted share, up from $27.1 million or $0.81 per diluted share in 2007. These 2008 non-GAAP net income results exclude $7.9 million of share-based compensation expenses and tax expenses of $1.9 million from changes in certain deferred tax assets.

Total cash and investments were $183.2 million at Dec. 31, 2008. The company generated $10.9 million in cash from operating activities during the quarter and $31.0 million for the year.

“We are proud of our achievements in 2008, growing annual revenue by 28 percent, generating a record $31.0 million in cash from operations, and taping out two new devices that will contribute to future revenues. We continued to expand our end-to-end connectivity offerings and customer base,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “There was strong adoption of our 40Gb/s InfiniBand-based products. We also saw increased deployments of our InfiniBand products in enterprise data centers, including Oracle Database Appliances, an important growth area for us.

“In the fourth quarter, we introduced the latest addition to our Ethernet product line, ConnectX ENt, which is the industry’s first 10GBASE-T LAN-on-Motherboard. Overall, the continuing success of our end-to-end product family demonstrates the growing demand for cost-effective, high-performance solutions that provide better efficiency and future-proofing capabilities for data center infrastructures,” Mr. Waldman said.

Recent Mellanox Press Release Highlights

•	Jan. 20 — Mellanox 40Gb/s InfiniBand Landed-on-Motherboard in TYAN Server Platform

•	Jan. 14 — Mellanox Technologies First to Deliver Microsoft Logo Qualified InfiniBand Adapters for Windows HPC Server 2008

•	Jan. 7 — Mellanox Technologies Upgraded to NASDAQ Global Select Market

•	Dec. 16 — Mellanox InfiniBand Delivers Leading I/O Performance for New RAID X2-IB Layered Storage Solution

•	Nov. 19 — Mellanox, Dell Demonstrate World’s First 40Gb/s InfiniBand

•	Nov. 19 — Mellanox’s InfiniBand Adapters and Switch Solutions Interconnect the World’s Largest 40Gb/s Networking Ecosystem Demonstration at SC08

•	Nov. 18 — Mellanox Technologies Teams With Lawrence Livermore National Laboratory To Develop Advanced Technology Cluster Testbed

•	Nov. 18 — Mellanox InfiniBand Accelerates the First 40Gb/s Supercomputer in the World on the TOP500 List

•	Nov. 18 — Mellanox Technologies, Arista Networks, Lawrence Livermore National Laboratory, Sun Microsystems and System Fabric Works Demonstrate Lustre File System using Low Latency 10 Gigabit Ethernet at SC08

•	Nov. 10 — Mellanox, Dell and AMD Bring High-Performance Computing Expertise to More Organizations

•	Nov. 3 — Mellanox Introduces the Industry’s First 10GBASE-T LAN on Motherboard (LOM) for Mainstream Servers and Storage

Conference Calls
Mellanox will broadcast its fourth quarter and fiscal year 2008 financial results conference call today, 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 719-325-4813 approximately ten minutes prior to the start time. A taped replay will be made available approximately one hour after the conclusion of the call, and will remain available for one week. To access the replay, dial 719-457-0820. The pass code is: 4639795.

Mellanox will also conduct a conference call on Thursday, Jan. 29, 2009 at 4 p.m. Israel Time to discuss the company’s fourth quarter and fiscal year 2008 financial results in Hebrew. To listen to the call, dial +972-3-9180610 approximately 10 minutes prior to the start of the call. A taped replay will be made available Feb. 1, 2009, and will remain available for 72 hours. To access the replay, dial +972- 3-9255927.

The Mellanox financial results conference call will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Mellanox web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the changes in certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the changes in certain deferred tax assets because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for HPC products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, declining overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-Q filed with the SEC on Nov. 7, 2008 and our Form 10-K filed with the SEC on March 24, 2008, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. Virtual Protocol Interconnect is a trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues	$25,207	$24,780	$107,701	$84,078
Cost of revenues	(5,662)	(6,499)	(23,406)	(21,390)

Gross profit	19,545	18,281	84,295	62,688

Operating expenses:
Research and development	11,180	7,035	39,519	24,638
Sales and marketing	3,732	3,650	15,058	12,739
General and administrative	2,067	1,762	8,370	6,229

Total operating expenses	16,979	12,447	62,947	43,606

Income from operations	2,566	5,834	21,348	19,082
Other income, net	687	1,807	3,823	5,976

Income before taxes on income	3,253	7,641	25,171	25,058
Benefit from (provision for) taxes on income	4,733	12,084	(2,800)	10,530

Net income	$7,986	$19,725	$22,371	$35,588

Net income per share— basic	$0.25	$0.64	$0.71	$1.28

Net income per share— diluted	$0.24	$0.60	$0.68	$1.18

Shares used in computing income per share:
Basic	31,726	30,854	31,436	27,827
Diluted	32,710	32,922	32,843	30,201

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
GAAP NET INCOME	$7,986	$19,725	$22,371	$35,588
Adjustments:
Share-based compensation expense	1,981	1,144	7,935	3,564
Deferred taxes in Israel	(5,576)	(12,091)	1,883	(12,091)

NON-GAAP NET INCOME	$4,391	$8,778	$32,189	$27,061

GAAP SHARES – BASIC	31,726	30,854	31,436	27,827
Adjustments:
Impact from weighted outstanding shares*	49	186	339	3,213

NON-GAAP SHARE – BASIC	31,775	31,040	31,775	31,040

GAAP SHARES – DILUTED	32,710	32,922	32,843	30,201
Adjustments:
Impact from weighted outstanding shares*	49	186	339	3,213
Effect of dilutive securities under GAAP**	(984)	(2,059)	(1,407)	(2,365)
Total options vested and exercisable	3,347	2,986	3,347	2,986

NON-GAAP SHARES – DILUTED	35,122	34,035	35,122	34,035

GAAP NET INCOME PER SHARE- DILUTED	$0.24	$0.60	$0.68	$1.18
Adjustments:
Share-based compensation expense	0.06	0.03	0.24	0.12
Deferred taxes in Israel	(0.17)	(0.37)	0.06	(0.40)
Impact from weighted outstanding shares*	0.00	0.00	(0.01)	(0.09)
Effect of dilutive securities under GAAP**	0.01	0.02	0.04	0.08
Total options vested and exercisable	(0.01)	(0.02)	(0.09)	(0.08)

NON-GAAP INCOME PER SHARE- DILUTED	$0.13	$0.26	$0.92	$0.81

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Because the shares issued pursuant to our initial public offering were issued, and all of our then outstanding preferred shares converted into ordinary shares on February 13, 2007, those shares were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$110,153	$100,650
Short term investments	70,855	52,231
Restricted cash	2,149	709
Accounts receivable, net	23,399	17,353
Inventories	6,740	5,396
Deferred taxes	5,753	12,312
Prepaid expenses and other	2,968	1,509

Total current assets	222,017	190,160
Property and equipment, net	10,386	8,449
Severance assets	3,407	3,152
Intangible assets, net	465	395
Deferred taxes	7,302	126
Other long-term assets	1,194	118

Total assets	$244,771	$202,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,265	$6,703
Other accrued liabilities	14,103	11,282
Capital lease obligations, current	717	1,560

Total current liabilities	23,085	19,545
Accrued severance	5,042	4,058
Capital lease obligations, net of current portion	874	1,609
Other long-term obligations	1,690	71

Total liabilities	30,691	25,283
Shareholders’ equity
Ordinary shares	135	128
Additional paid-in capital	225,176	210,618
Accumulated other comprehensive income	81	54
Accumulated deficit	(11,312)	(33,683)

Total shareholders’ equity	214,080	177,117

Total liabilities and shareholders’ equity	$244,771	$202,400

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Twelve Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$22,371	$35,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,620	2,132
Deferred income taxes	1,259	(12,143)
Share-based compensation expense	7,935	3,564
Gain on sale of investments	(2,303)	(2,328)
Impairment of investments	500	—
Changes in assets and liabilities:
Accounts receivable, net	(6,046)	(7,212)
Inventories	(1,344)	(1,317)
Prepaid expenses and other assets	(1,263)	644
Accounts payable	1,562	2,213
Accrued liabilities and other payables	4,721	4,798

Net cash provided by operating activities	31,012	25,939

Cash flows from investing activities:
Purchase of severance-related insurance policies	(727)	(868)
Purchases of short term investments	(204,252)	(151,465)
Maturities and sale of short term investments	188,218	101,616
Restricted cash deposit	(1,435)	(3)
Purchase of property and equipment	(4,495)	(3,960)
Purchase of preferred stock	(1,500)	—

Net cash used in investing activities	(24,191)	(54,680)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs	—	105,953
Principal payments on capital lease obligations	(2,072)	(2,053)
Proceeds from exercise of stock options	3,733	3,450
Excess tax benefit from share-based compensation	1,021	1,471

Net cash provided by financing activities	2,682	108,821

Net increase in cash and cash equivalents	9,503	80,080
Cash and cash equivalents at beginning of period	100,650	20,570

Cash and cash equivalents at end of period	$110,153	$100,650